EXHIBIT 99.1

News Release	Devon Energy Corporation
20 North Broadway
Oklahoma City, OK 73102-8260

Investor Contact	Zack Hager	405 552 4526
Media Contact	Chip Minty	405 228 8647
DEVON ENERGY REPORTS RECORD EARNINGS, CASH FLOW AND PROVED RESERVES AT YEAR-END 2007; QUARTERLY EARNINGS MORE THAN DOUBLE
OKLAHOMA CITY — February 6, 2008 — Devon Energy Corporation (NYSE:DVN) today reported record net earnings of $3.6 billion for the year ended December 31, 2007, a 27 percent increase compared with full-year 2006 earnings. Earnings per share in 2007 increased 26 percent to a record $8.08 per common share ($8.00 per diluted common share). In the year ended December 31, 2006, Devon earned $2.8 billion, or $6.42 per common share ($6.34 per diluted common share).
For the quarter ended December 31, 2007, Devon earned a record $1.3 billion, or $2.96 per common share ($2.92 per diluted common share). This was 126 percent greater than reported net earnings of $582 million or, $1.31 per common share ($1.29 per diluted common share) in the fourth quarter of 2006.
“Devon’s 2007 results were exceptional, both financially and operationally,” said J. Larry Nichols, chairman and chief executive officer. “We set earnings and cash flow records, increased production by 12 percent and drilled 2,440 wells with a 98 percent success rate. Our 2007 drilling program added 390 million barrels of proved reserves at very competitive finding and development costs setting the stage for continued production growth in the future. In 2008 we expect to deliver similar organic growth of reserves and production.”
Securities analysts typically exclude certain items from their published estimates. These items include non-cash charges, unrealized gains and other items discussed in detail later in this news release. In aggregate, these items increased Devon’s fourth-quarter 2007 earnings by $342 million, or 76 cents per diluted share.
Drill-bit Success Drives Reserves to a Record 2.5 Billion Boe
Capital and Reserve Summary
(detailed tables and non-GAAP reconciliations are also provided in this release)

	Year Ended
	December 31,
	2007	2006

Drill-bit Capital (in millions)	$5,812	$5,035

Reserve Data (MMBoe)

Discoveries and extensions	315	433
Revisions other than price	75	(8)

Drill-bit and performance reserve additions	390	425

Devon’s estimated proved reserves attributable to continuing operations reached a record 2,496 million oil-equivalent barrels (Boe) at December 31, 2007. This was nine percent greater than year-end 2006 estimated proved reserves from continuing operations. Devon added 437 million Boe of proved reserves from all sources. Annual oil and gas production from continuing operations of 224 million Boe in 2007 was 12 percent more than in 2006. The company’s reserve life index (proved reserves divided by annual production) is more than 11 years.

The company added 390 million Boe through successful drilling (discoveries, extensions and performance revisions) in 2007. Revisions related to changes in year-end oil and gas prices increased 2007 proved reserves by 44 million Boe.
Proved developed reserves were 1,874 million Boe at December 31, 2007. This represented 75 percent of total proved reserves. Year-end proved reserves included 677 million barrels of crude oil, nine trillion cubic feet of natural gas and 321 million barrels of natural gas liquids.
New Gulf of Mexico Field and Barnett Shale Growth Led 2007 Operating Achievements
Devon drilled 2,440 wells in 2007, with a 98 percent rate of success. Following are operational highlights from the past year:
•	In the third quarter of 2007, Devon commenced production from the Merganser field in the deepwater Gulf of Mexico. Combined initial production from the two Merganser natural gas wells was about 150 million cubic feet per day. The company has a 50 percent working interest in the Merganser field, which produces into the Independence Hub.
•	In the Barnett Shale in north Texas, Devon retained its position as the largest producer and largest lease holder. The company increased its net production from the Barnett by 33 percent in 2007, exiting the year at 950 million cubic feet of gas equivalent per day. The company holds approximately 727,000 net acres of Barnett Shale leases.
•	The company drilled 539 wells in the Barnett Shale in 2007. This included Devon’s 1,000th horizontal well. Devon has interests in nearly 3,200 producing wells in the Barnett Shale.
•	In Canada in 2007, Devon completed construction at the Jackfish project in the Alberta oil sands and commenced steam injection. Oil production from 100 percent-owned Jackfish is expected to ramp up throughout 2008 toward a peak production target of 35,000 barrels per day.
•	Also in Canada, the company increased production in 2007 from the Lloydminster area by 40 percent to approximately 33,500 Boe per day. Devon drilled 429 wells at Lloydminster in 2007.
•	Also in the third quarter, Devon began producing oil from the first of ten planned wells in the Polvo field offshore Brazil. Polvo, located in the Campos basin, was discovered in 2004 and is Devon’s first operated development project in Brazil. Devon has a 60 percent working interest in Polvo.
•	The company commenced drilling the first Devon-operated exploratory well in the Lower Tertiary trend of the Gulf of Mexico in 2007. The Chuck exploratory well is currently drilling below 30,000 feet and nearing its objective. Devon has a 39.5 percent working interest in the Chuck prospect.
•	Devon made progress toward commercial development of four previous discoveries in the Lower Tertiary trend in 2007. This included sanctioning of phase one of the Cascade project and delineation drilling on the Jack, St. Malo and Kaskida prospects.
African Divestiture Update
In October 2007, Devon completed the sale of its operations in Egypt for an adjusted sales price of $341 million as of the closing date. In November 2007, the company announced an agreement to sell its operations in Gabon for $205.5 million. Devon is in the process of divesting its remaining assets and terminating all of its operations in West Africa. In accordance with accounting standards, Devon has reclassified the assets, liabilities and results of its operations in Egypt and West Africa as discontinued operations for all accounting periods presented in this release. Although revenues and expenses for prior periods were reclassified, there was no impact upon previously reported net earnings. Included with the financial information that follows is a table of revenues, expenses and production categories and the amounts reclassified as discontinued operations for each period presented.
Oil and Gas Sales Increase 19 Percent
Sales from continuing operations of oil, gas and natural gas liquids increased 19 percent to $9.6 billion in the year ended December 31, 2007. This compares with sales for the year ended December 31, 2006, of $8.1 billion. The combined effects of increased oil and gas production and higher realized oil and natural gas liquids prices led to the increase in sales.

Combined oil, gas and natural gas liquids production from continuing operations averaged 614 thousand Boe per day in 2007. This was 12 percent more than Devon’s 2006 average daily production from continuing operations of 549 thousand Boe per day. The increase in 2007 production reflects growth in all three of Devon’s geographic producing areas: the United States, Canada and international.
Marketing and midstream operating profit was $509 million in 2007. This compares with marketing and midstream operating profit of $436 million in 2006. The 17 percent increase was largely attributable to higher natural gas processing margins.
Cash Flow Jumps 21 Percent to Top $7 Billion
Cash flow before balance sheet changes in 2007 increased 21 percent compared with 2006, to a record $7.3 billion. Utilizing cash flow and borrowings under the company’s commercial paper and credit facilities, Devon funded $6.5 billion of capital expenditures, repurchased $326 million of common stock, paid $259 million in dividends and retired $567 million of long-term debt. The company ended 2007 with cash and short-term investments of $1.7 billion and a net debt to adjusted capitalization ratio of just 18 percent. Reconciliations of cash flow before balance sheet changes, net debt and adjusted capitalization, which are non-GAAP measures, are provided in this release.
Items Excluded from Published Earnings Estimates
Devon’s reported net earnings include items of income and expense that are typically excluded by securities analysts in their published estimates of the company’s financial results. These items and their effects upon reported earnings for the full year and fourth quarter of 2007 were as follows:
•	A change in fair value of derivative financial instruments increased full-year earnings by $34 million pre-tax ($22 million after tax) and increased fourth-quarter earnings by $3 million pre-tax ($2 million after tax).
•	An unrealized loss on natural gas derivative instruments decreased full-year earnings by $25 million pre-tax ($16 million after tax). An unrealized gain on natural gas derivative instruments increased fourth-quarter earnings by $4 million pre-tax ($3 million after tax).
•	A reduction in Canadian statutory income tax rates increased full-year after-tax earnings by $261 million and increased fourth-quarter after-tax earnings by $231 million.
•	A gain on the sale of the Egyptian operations increased full-year and fourth-quarter pre-tax and after-tax earnings by $90 million.
•	A reduction in the carrying value of assets held for sale in West Africa decreased full-year earnings by $64 million pre-tax ($13 million after tax).
•	The decisions to exit Egypt and West Africa generated financial benefits that increased full-year earnings by $179 million pre-tax ($92 million after tax) and increased fourth-quarter earnings by$33 million pre-tax ($16 million after tax).
The following tables summarize the full-year and fourth-quarter effects of these items on 2007 earnings and income taxes.
Summary of Items Typically Excluded by Securities Analysts — Full Year 2007
(in millions)

	Pretax				After-tax	Cash Flow Before
	Earnings	Income Tax Effect			Earnings	Balance Sheet
	Effect	Current	Deferred	Total	Effect	Changes Effect

Change in fair value of financial instruments	$34	—	12	12	22	—
Unrealized loss on natural gas derivative instruments	(25)	—	(9)	(9)	(16)	—
Change in Canadian income tax rate	—	—	(261)	(261)	261	—
Gain on sale of Egyptian operations	90	—	—	—	90	—
Reduction of the carrying value in West Africa	(64)	—	(51)	(51)	(13)	—
Financial benefits of decision to exit Africa	179	—	87	87	92	—

Totals	$214	—	(222)	(222)	436	—

In aggregate, these items increased full-year 2007 net earnings by $436 million, or 98 cents per common share (97 cents per diluted share).

Summary of Items Typically Excluded by Securities Analysts — Fourth Quarter 2007
(in millions)

	Pretax				After-tax	Cash Flow Before
	Earnings	Income Tax Effect			Earnings	Balance Sheet
	Effect	Current	Deferred	Total	Effect	Changes Effect

Change in fair value of financial instruments	$3	—	1	1	2	—
Unrealized gain on natural gas derivative instruments	4	—	1	1	3	—
Change in Canadian income tax rate	—	—	(231)	(231)	231	—
Gain on sale of Egyptian operations	90	—	—	—	90	—
Financial benefits of decision to exit Africa	33	—	17	17	16	—

Totals	$130	—	(212)	(212)	342	—

In aggregate, these items increased fourth-quarter 2007 net earnings by $342 million, or 77 cents per common share (76 cents per diluted share).
Conference Call to be Webcast Today
Devon will discuss its 2007 financial and operating results in a conference call webcast today. The webcast will begin at 10 a.m. Central Time (11 a.m. Eastern Time). The webcast may be accessed from Devon’s internet home page at www.devonenergy.com.
This press release includes “forward-looking statements” as defined by the Securities and Exchange Commission. Such statements are those concerning strategic plans, expectations and objectives for future operations. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the company expects, believes or anticipates will or may occur in the future are forward-looking statements. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the company. Statements regarding future drilling and production are subject to all of the risks and uncertainties normally incident to the exploration for and development and production of oil and gas. These risks include, but are not limited to, inflation or lack of availability of goods and services, environmental risks, drilling risks and regulatory changes. Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements.
The United States Securities and Exchange Commission permits oil and gas companies, in their filings with the SEC, to disclose only proved reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions. This release may contain certain terms, such as resource potential, reserve potential, probable reserves, possible reserves and exploration target size. The SEC guidelines strictly prohibit us from including these terms in filings with the SEC. U.S. investors are urged to consider closely the disclosure in our Form 10-K, File No. 001-32318, available from us at Devon Energy Corporation, Attn. Investor Relations, 20 North Broadway, Oklahoma City, OK 73102. You can also obtain this form from the SEC by calling 1-800-SEC-0330.
Devon Energy Corporation is an Oklahoma City-based independent energy company engaged in oil and gas exploration and production. Devon is the largest U.S.-based independent oil and gas producer and is included in the S&P 500 Index. For more information about Devon, please visit our website at www.devonenergy.com.

DEVON ENERGY CORPORATION
FINANCIAL AND OPERATIONAL INFORMATION
PRODUCTION (net of royalties)
All periods exclude discontinued operations

	Year Ended		Quarter Ended
	December 31,		December 31,
	2007	2006	2007	2006

Total Period Production

Natural Gas (Bcf)
U.S. Onshore	557.9	487.5	150.1	129.5
U.S. Offshore	77.0	78.6	19.6	21.4

Total U.S.	634.9	566.1	169.7	150.9
Canada	226.0	240.4	55.8	57.8
International	1.7	1.8	0.5	0.3

Total Natural Gas	862.6	808.3	226.0	209.0

Oil (MMBbls)
U.S. Onshore	11.2	11.1	2.8	2.7
U.S. Offshore	7.8	8.5	1.9	2.0

Total U.S.	19.0	19.6	4.7	4.7
Canada	16.1	12.8	4.4	3.4
International	19.5	10.0	4.3	3.9

Total Oil	54.6	42.4	13.4	12.0

Natural Gas Liquids (MMBbls)
U.S. Onshore	20.6	18.1	5.7	4.7
U.S. Offshore	0.8	0.5	0.2	0.1

Total U.S.	21.4	18.6	5.9	4.8
Canada	4.3	4.7	1.1	1.1
International	—	—	—	—

Total Natural Gas Liquids	25.7	23.3	7.0	5.9

Oil Equivalent (MMBoe)
U.S. Onshore	124.8	110.5	33.5	29.1
U.S. Offshore	21.4	22.0	5.4	5.6

Total U.S.	146.2	132.5	38.9	34.7
Canada	58.1	57.6	14.8	14.2
International	19.8	10.3	4.4	4.0

Total Oil Equivalent	224.1	200.4	58.1	52.9

Average Daily Production

Natural Gas (MMcf)
U.S. Onshore	1,528.5	1,335.6	1,631.5	1,407.5
U.S. Offshore	210.9	215.4	213.4	232.8

Total U.S.	1,739.4	1,551.0	1,844.9	1,640.3
Canada	619.2	658.7	606.2	627.9
International	4.8	5.1	5.0	3.0

Total Natural Gas	2,363.4	2,214.8	2,456.1	2,271.2

Oil (MBbls)
U.S. Onshore	30.7	30.5	30.6	29.9
U.S. Offshore	21.3	23.1	20.8	21.2

Total U.S.	52.0	53.6	51.4	51.1
Canada	44.2	35.2	48.2	37.1
International	53.4	27.4	47.2	42.5

Total Oil	149.6	116.2	146.8	130.7

Natural Gas Liquids (MBbls)
U.S. Onshore	56.6	49.6	61.4	51.4
U.S. Offshore	2.1	1.4	2.0	1.2

Total U.S.	58.7	51.0	63.4	52.6
Canada	11.7	12.9	12.1	12.2
International	—	—	—	—

Total Natural Gas Liquids	70.4	63.9	75.5	64.8

Oil Equivalent (MBoe)
U.S. Onshore	342.0	302.7	363.9	315.9
U.S. Offshore	58.5	60.4	58.4	61.2

Total U.S.	400.5	363.1	422.3	377.1
Canada	159.1	157.9	161.3	153.9
International	54.2	28.2	48.0	43.0

Total Oil Equivalent	613.8	549.2	631.6	574.0

DEVON ENERGY CORPORATION
FINANCIAL AND OPERATIONAL INFORMATION
AVERAGE REALIZED PRICES

	Year Ended		Quarter Ended
	December 31,		December 31,
	2007	2006	2007	2006

Realized Prices

Natural Gas ($/Mcf)
U.S. Onshore	$5.72	$5.90	$5.77	$5.59
U.S. Offshore	$7.17	$7.24	$7.26	$6.72
Total U.S.	$5.89	$6.09	$5.95	$5.75
Canada	$6.24	$6.05	$6.49	$5.78
International	$6.22	$6.05	$7.58	$4.41

Total Natural Gas	$5.99	$6.08	$6.09	$5.76

Oil ($/Bbl)
U.S. Onshore	$67.34	$60.70	$87.46	$54.50
U.S. Offshore	$71.95	$64.24	$88.82	$57.35
Total U.S.	$69.23	$62.23	$88.01	$55.68
Canada	$49.80	$46.94	$54.54	$41.08
International	$70.60	$61.35	$86.29	$57.85

Total Oil	$63.98	$57.39	$76.46	$52.24

Natural Gas Liquids ($/Bbl)
U.S. Onshore	$36.08	$29.26	$45.19	$27.57
U.S. Offshore	$36.78	$35.43	$47.48	$28.38
Total U.S.	$36.11	$29.42	$45.27	$27.59
Canada	$46.07	$42.67	$56.64	$37.78
International	$—	$—	$—	$—

Total Natural Gas Liquids	$37.76	$32.10	$47.08	$29.51

Oil Equivalent ($/Boe)
U.S. Onshore	$37.57	$36.94	$40.86	$34.57
U.S. Offshore	$53.30	$51.23	$59.81	$45.96
Total U.S.	$39.87	$39.31	$43.48	$36.42
Canada	$41.51	$39.21	$44.94	$36.45
International	$70.11	$60.60	$85.59	$57.49

Total Oil Equivalent	$42.96	$40.38	$47.05	$38.00

BENCHMARK PRICES
(average prices)

	Year Ended		Quarter Ended
	December 31,		December 31,
	2007	2006	2007	2006

Benchmark Prices

Natural Gas ($/Mcf) — Henry Hub	$6.86	$7.24	$6.97	$6.56
Oil ($/Bbl) — West Texas Intermediate (Cushing)	$72.39	$66.22	$90.92	$60.19

PRICE DIFFERENTIALS, EXCLUDING EFFECTS OF HEDGES
(average floating price differentials from benchmark prices)

	Year Ended		Quarter Ended
	December 31,		December 31,
	2007	2006	2007	2006

Price Differentials

Natural Gas ($/Mcf)
U.S. Onshore	$(1.16)	$(1.41)	$(1.27)	$(1.21)
U.S. Offshore	$0.31	$0.00	$0.29	$0.16
Total U.S.	$(0.98)	$(1.22)	$(1.09)	$(1.02)
Canada	$(0.44)	$(1.02)	$(0.29)	$(0.61)
International	$(0.64)	$(1.19)	$0.61	$(2.15)

Total Natural Gas	$(0.85)	$(1.16)	$(0.90)	$(0.91)

Oil ($/Bbl)
U.S. Onshore	$(5.05)	$(5.52)	$(3.46)	$(5.69)
U.S. Offshore	$(0.44)	$(1.98)	$(2.10)	$(2.84)
Total U.S.	$(3.16)	$(3.99)	$(2.91)	$(4.51)
Canada	$(22.59)	$(19.28)	$(36.38)	$(19.11)
International	$(1.79)	$(4.87)	$(4.63)	$(2.34)

Total Oil	$(8.41)	$(8.83)	$(14.46)	$(7.95)

DEVON ENERGY CORPORATION
FINANCIAL AND OPERATIONAL INFORMATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share data)

	Year Ended		Quarter Ended
	December 31,		December 31,
	2007	2006	2007	2006

Revenues

Oil sales	$3,493	$2,434	$1,032	$628
Gas sales	5,163	4,912	1,375	1,203
NGL sales	970	749	327	176
Marketing and midstream revenues	1,736	1,672	463	411

Total revenues	11,362	9,767	3,197	2,418

Expenses and other income, net

Lease operating expenses	1,828	1,425	502	389
Production taxes	340	341	85	80
Marketing and midstream operating costs and expenses	1,227	1,236	315	312
Depreciation, depletion and amortization of oil and gas properties	2,655	2,058	718	578
Depreciation and amortization of non-oil and gas properties	203	173	57	46
Accretion of asset retirement obligation	74	47	19	12
General and administrative expenses	513	397	155	113
Interest expense	430	421	105	106
Change in fair value of financial instruments	(34)	178	(3)	97
Reduction of carrying value of oil and gas properties	—	36	—	—
Other income, net	(98)	(115)	(27)	(29)

Total expenses and other income, net	7,138	6,197	1,926	1,704

Earnings from continuing operations before income tax expense	4,224	3,570	1,271	714

Income tax expense

Current	500	528	41	57
Deferred	578	408	126	155

Total income tax expense	1,078	936	167	212

Earnings from continuing operations	3,146	2,634	1,104	502

Discontinued operations

Earnings from discontinued operations before income tax expense	696	464	254	127
Income tax expense	236	252	42	47

Earnings from discontinuing operations	460	212	212	80

Net earnings	3,606	2,846	1,316	582
Preferred stock dividends	10	10	3	3

Net earnings applicable to common stockholders	$3,596	$2,836	$1,313	$579

Net earnings per weighted average common shares outstanding
Basic	$8.08	$6.42	$2.96	$1.31
Diluted	$8.00	$6.34	$2.92	$1.29
Basic weighted average shares outstanding	445	442	444	443
Diluted weighted average shares outstanding	450	448	449	448

DEVON ENERGY CORPORATION
FINANCIAL AND OPERATIONAL INFORMATION
CONSOLIDATED BALANCE SHEETS
(in millions)

	Year Ended
	December 31,
	2007	2006

Assets

Current assets

Cash and cash equivalents	$1,364	$692
Short-term investments, at fair value	372	574
Accounts receivable	1,779	1,324
Deferred income taxes	44	102
Current assets held for sale	120	232
Other current assets	235	288

Total current assets	3,914	3,212

Property and equipment, at cost, based on the full cost method of accounting for oil and gas properties ($3,417 and $3,293 excluded from amortization in 2007 and 2006, respectively)	48,473	39,585
Less accumulated depreciation, depletion and amortization	20,394	16,429

Net property and equipment	28,079	23,156

Investment in Chevron Corporation common stock, at fair value	1,324	1,043
Goodwill	6,172	5,706
Assets held for sale	1,512	1,619
Other assets	455	327

Total Assets	$41,456	$35,063

Liabilities and Stockholders’ Equity

Current liabilities

Accounts payable — trade	$1,360	$1,154
Revenues and royalties due to others	578	522
Income taxes payable	97	82
Short-term debt	1,004	2,205
Accrued interest payable	109	114
Current portion of asset retirement obligation	82	53
Current liabilities associated with assets held for sale	145	173
Accrued expenses and other current liabilities	282	342

Total current liabilities	3,657	4,645

Debentures exchangeable into shares of Chevron Corporation common stock	641	727
Other long-term debt	6,283	4,841
Financial instruments, at fair value	488	302
Asset retirement obligation, at fair value	1,236	804
Liabilities associated with assets held for sale	404	429
Other liabilities	699	583
Deferred income taxes	6,042	5,290

Stockholders’ equity

Preferred stock	1	1
Common stock	44	44
Additional paid-in capital	6,743	6,840
Retained earnings	12,813	9,114
Accumulated other comprehensive income	2,405	1,444
Treasury stock	—	(1)

Total Stockholders’ Equity	22,006	17,442

Total Liabilities & Stockholders’ Equity	$41,456	$35,063

Common Shares Outstanding	444	444

DEVON ENERGY CORPORATION
FINANCIAL AND OPERATIONAL INFORMATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)

	Year Ended
	December 31,
	2007	2006

Cash Flows From Operating Activities

Net earnings	$3,606	$2,846
Earnings from discontinued operations, net of tax	(460)	(212)
Adjustments to reconcile net earnings from continuing operations to net cash provided by operating activities:
Depreciation, depletion and amortization	2,858	2,231
Deferred income tax expense	578	408
Net gain on sales of non-oil and gas property and equipment	(1)	(5)
Reduction of carrying value of oil and gas properties	—	36
Other noncash charges	177	269
Changes in assets and liabilities:
(Increase) decrease in:
Accounts receivable	(329)	91
Other current assets	(38)	(33)
Long-term other assets	(92)	(58)
Increase (decrease) in:
Accounts payable	119	(175)
Income taxes payable	(28)	(245)
Other current liabilities	(223)	80
Long-term other liabilities	(5)	141

Cash provided by operating activities — continuing operations	6,162	5,374
Cash provided by operating activities — discontinued operations	489	619

Net cash provided by operating activities	$6,651	$5,993

Cash Flows From Investing Activities

Proceeds from sales of property and equipment	76	40
Capital expenditures, including acquisitions of businesses	(6,158)	(7,346)
Purchases of short-term investments	(934)	(2,395)
Sales of short-term investments	1,136	2,501

Cash used in investing activities — continuing operations	(5,880)	(7,200)
Cash provided by (used in) investing activities — discontinued operations	166	(249)

Net cash used in investing activities	$(5,714)	$(7,449)

Cash Flows From Financing Activities

Net senior credit facility borrowings, net of issuance costs	1,450	—
Net commercial paper (repayments) borrowings, net of issuance costs	(804)	1,808
Principal payments on debt, including current maturities	(567)	(862)
Proceeds from stock options exercises	91	73
Repurchase of common stock	(326)	(253)
Excess tax benefits related to share-based compensation	44	36
Dividends paid on common stock	(249)	(199)
Dividends paid on preferred stock	(10)	(10)

Net cash (used in) provided by financing activities	$(371)	$593

Effect of exchange rate changes on cash	51	13
Net increase (decrease) in cash and cash equivalents	617	(850)
Cash and cash equivalents at beginning of period (including assets held for sale)	756	1,606

Cash and cash equivalents at end of period (including assets held for sale)	$1,373	$756

Supplementary cash flow data:
Interest paid (net of capitalized interest)	$406	$384
Income taxes paid (including assets held for sale)	$588	$960

DEVON ENERGY CORPORATION
FINANCIAL AND OPERATIONAL INFORMATION
RESERVE RECONCILIATION

	Total				Total U.S.
	Oil	Gas	NGLs	Total	Oil	Gas	NGLs	Total
	(MMBbls)	(Bcf)	(MMBbls)	(MMBoe)	(MMBbls)	(Bcf)	(MMBbls)	(MMBoe)

As of December 31, 2006:

Proved developed	318	6,484	229	1,628	147	4,916	196	1,163
Proved undeveloped	316	1,775	46	658	23	1,439	37	299

Total proved	634	8,259	275	2,286	170	6,355	233	1,462

Production	(55)	(863)	(26)	(224)	(19)	(635)	(22)	(146)
Discoveries and extensions	56	1,272	47	315	9	1,133	45	242
Divestitures	(1)	(13)	—	(3)	(1)	(13)	—	(3)
Acquisitions	1	15	—	3	1	10	—	2
Revisions due to prices	11	169	5	44	4	119	5	29
Revisions other than price	31	155	20	75	6	174	21	56
As of December 31, 2007:

Proved developed	391	7,255	274	1,874	148	5,743	244	1,349
Proved undeveloped	286	1,739	47	622	22	1,400	38	293

Total Proved	677	8,994	321	2,496	170	7,143	282	1,642

	U.S. Onshore				U.S. Offshore
	Oil	Gas	NGLs	Total	Oil	Gas	NGLs	Total
	(MMBbls)	(Bcf)	(MMBbls)	(MMBoe)	(MMBbls)	(Bcf)	(MMBbls)	(MMBoe)

As of December 31, 2006:

Proved developed	116	4,672	194	1,089	31	244	2	74
Proved undeveloped	11	1,307	36	264	12	132	1	35

Total proved	127	5,979	230	1,353	43	376	3	109

Production	(11)	(558)	(21)	(124)	(8)	(77)	(1)	(22)
Discoveries and extensions	8	1,055	45	228	1	78	—	14
Divestitures	(1)	(13)	—	(3)	—	—	—	—
Acquisitions	1	10	—	2	—	—	—	—
Revisions due to prices	4	117	5	28	—	2	—	1
Revisions other than price	3	175	22	55	3	(1)	(1)	1
As of December 31, 2007:

Proved developed	122	5,547	243	1,290	26	196	1	59
Proved undeveloped	9	1,218	38	249	13	182	—	44

Total Proved	131	6,765	281	1,539	39	378	1	103

	Canada				International
	Oil	Gas	NGLs	Total	Oil	Gas	NGLs	Total
	(MMBbls)	(Bcf)	(MMBbls)	(MMBoe)	(MMBbls)	(Bcf)	(MMBbls)	(MMBoe)

As of December 31, 2006:

Proved developed	112	1,560	33	405	59	8	—	60
Proved undeveloped	217	336	9	282	76	—	—	77

Total proved	329	1,896	42	687	135	8	—	137

Production	(16)	(227)	(4)	(58)	(20)	(1)	—	(20)
Discoveries and extensions	46	139	2	72	1	—	—	1
Divestitures	—	—	—	—	—	—	—	—
Acquisitions	—	5	—	1	—	—	—	—
Revisions due to prices	16	50	—	25	(9)	—	—	(10)
Revisions other than price	13	(19)	(1)	7	12	—	—	12
As of December 31, 2007:

Proved developed	195	1,506	30	476	48	6	—	49
Proved undeveloped	193	338	9	258	71	1	—	71

Total Proved	388	1,844	39	734	119	7	—	120

DEVON ENERGY CORPORATION
FINANCIAL AND OPERATIONAL INFORMATION
COSTS INCURRED
(in millions)

	Total		Total U.S.
	Year Ended December 31,		Year Ended December 31,
	2007	2006	2007	2006

Property Acquisition Costs:

Total Proved	$10	$1,113	$3	$1,066

Total Unproved	$206	$1,481	$156	$1,366

Exploration and Development Costs	$5,885	$4,916	$4,111	$3,105

Costs Incurred	$6,101	$7,510	$4,270	$5,537

	U.S. Onshore		U.S. Offshore
	Year Ended December 31,		Year Ended December 31,
	2007	2006	2007	2006

Property Acquisition Costs:

Total Proved	$3	$1,066	$—	$—

Total Unproved	$77	$1,311	$79	$55

Exploration and Development Costs	$3,378	$2,479	$733	$626

Costs Incurred	$3,458	$4,856	$812	$681

	Canada		International
	Year Ended December 31,		Year Ended December 31,
	2007	2006	2007	2006

Property Acquisition Costs:

Total Proved	$7	$23	$—	$24

Total Unproved	$49	$70	$1	$45

Exploration and Development Costs	$1,309	$1,461	$465	$350

Costs Incurred	$1,365	$1,554	$466	$419

Devon capitalizes certain general and administrative expenses related to property acquisition, exploration and development activities. These capitalized expenses were $312 million and $243 million in 2007 and 2006, respectively. Devon also capitalizes certain interest expenses related to property development activities. These capitalized expenses were $65 million and $49 million in 2007 and 2006, respectively. These capitalized general and administrative expenses and interest expenses are included in the costs shown in the preceding tables.

DEVON ENERGY CORPORATION
FINANCIAL AND OPERATIONAL INFORMATION
DRILLING ACTIVITY

	Year Ended
	December 31,
	2007	2006

Exploration Wells Drilled

U.S.	35	79
Canada	122	139
International	1	4

Total	158	222

Exploration Wells Success Rate

U.S.	71%	82%
Canada	98%	99%
International	0%	0%

Total	91%	91%

Development Wells Drilled

U.S.	1,627	1,471
Canada	626	738
International	29	26

Total	2,282	2,235

Development Wells Success Rate

U.S.	98%	99%
Canada	100%	99%
International	100%	100%

Total	99%	99%

Total Wells Drilled

U.S.	1,662	1,550
Canada	748	877
International	30	30

Total	2,440	2,457

Total Wells Success Rate

U.S.	98%	98%
Canada	99%	99%
International	97%	87%

Total	98%	98%

COMPANY OPERATED RIGS

	Year Ended
	December 31,
	2007	2006

Number of Company Operated Rigs Running

U.S.	72	58
Canada	14	11
International	1	1

Total	87	70

DEVON ENERGY CORPORATION
FINANCIAL AND OPERATIONAL INFORMATION
CAPITAL EXPENDITURES (in millions)
Quarter Ended December 31, 2007

	U.S. Onshore	U.S. Offshore	Canada	International	Devon Total

Capital Expenditures

Exploration	$88	159	155	16	$418
Development	821	70	188	96	1,175

Exploration and development capital	$909	229	343	112	$1,593
Capitalized G&A					82
Capitalized interest					18
Discontinued operations					24
Property acquisitions					(15)
Midstream capital					103
Other capital					61

Total Capital Expenditures					$1,866

CAPITAL EXPENDITURES (in millions)
Year Ended December 31, 2007

	U.S. Onshore	U.S. Offshore	Canada	International	Devon Total

Capital Expenditures

Exploration	$266	370	250	75	$961
Development	2,956	257	931	324	4,468

Exploration and development capital	$3,222	627	1,181	399	$5,429
Capitalized G&A					312
Capitalized interest					65
Discontinued operations					163
Property acquisitions					2
Midstream capital					376
Other capital					143

Total Capital Expenditures					$6,490

DEVON ENERGY CORPORATION
FINANCIAL AND OPERATIONAL INFORMATION
PRODUCTION FROM DISCONTINUED OPERATIONS

	Year Ended		Quarter Ended
	December 31,		December 31,
	2007	2006	2007	2006

Production from Discontinued Operations

Oil (MMBbls)	10.9	14.6	2.0	3.9
Natural Gas (Bcf)	5.0	6.2	1.2	1.5

Total Oil Equivalent (MMBoe)	11.8	15.5	2.2	4.1

STATEMENTS OF DISCONTINUED OPERATIONS
(in millions)

	Year Ended		Quarter Ended
	December 31,		December 31,
	2007	2006	2007	2006

Revenues

Oil sales	$746	$889	$175	$213
Gas sales	15	20	3	4
Marketing and midstream revenues	20	20	7	5

Total revenues	781	929	185	222

Expenses and other income, net

Lease operating expenses	75	86	16	29
Marketing and midstream operating costs and expenses	7	8	2	2
Depreciation, depletion and amortization of oil and gas properties	20	249	—	62
Depreciation, depletion and amortization of non-oil and gas properties	—	4	—	2
Accretion of asset retirement obligation	3	2	—	—
Gain on sale of Egypt	(90)	—	(90)	—
Reduction of carrying value of oil and gas properties	70	116	3	—

Total expenses and other income, net	85	465	(69)	95

Earnings before income tax expense	696	464	254	127

Income tax expense (benefit)

Current	230	305	46	43
Deferred	6	(53)	(4)	4

Total income tax expense	236	252	42	47

Earnings from discontinued operations	$460	$212	$212	$80

RESERVE DATA FOR DISCONTINUED OPERATIONS

	Oil	Gas	NGLs	Total
	(MMBbls)	(Bcf)	(MMBbls)	(MMboe)

As of December 31, 2006:

Proved developed	48	33	—	53
Proved undeveloped	34	63	—	45

Total proved	82	96	—	98

As of December 31, 2007:

Proved developed	30	28	—	35
Proved undeveloped	30	62	—	40

Total proved	60	90	—	75

DEVON ENERGY CORPORATION
FINANCIAL AND OPERATIONAL INFORMATION
NON-GAAP FINANCIAL MEASURES
The United States Securities and Exchange Commission has adopted disclosure requirements for public companies such as Devon concerning Non-GAAP financial measures. (GAAP refers to generally accepted accounting principles.) The company must reconcile the Non-GAAP financial measure to related GAAP information. Cash flow before balance sheet changes is a Non-GAAP financial measure. Devon believes cash flow before balance sheet changes is relevant because it is a measure of cash available to fund the company’s capital expenditures, dividends and to service its debt. Cash flow before balance sheet changes is also used by certain securities analysts as a measure of Devon’s financial results.
RECONCILIATION TO GAAP INFORMATION
(in millions)

	Year Ended		Quarter Ended
	December 31,		December 31,
	2007	2006	2007	2006

Net Cash Provided By Operating Activities (GAAP)	$6,651	$5,993	$1,542	$1,111

Changes in assets and liabilities — continuing operations	596	164	633	396
Changes in assets and liabilities — discontinued operations	71	(100)	94	(12)

Cash flow before balance sheet changes (Non-GAAP)	$7,318	$6,057	$2,269	$1,495

Devon believes that using net debt, defined as debt less cash, short-term investments and the market value of Chevron Common stock, for the calculation of “net debt to adjusted capitalization” provides a better measure than using debt. Owned outright by Devon and included in Devon’s indebtedness are $641 million of debentures exchangeable into shares of Chevron common stock. As of December 31, 2007, the market value of the shares ($1.3 billion) exceeded the related debt obligation. Because cash and short-term investments can repay indebtedness, netting cash and short-term investments against debt provides a clearer picture of the future demands on cash to repay debt. Various lenders, rating agencies and securities analysts also use this methodology as a measure of Devon’s indebtedness.
RECONCILIATION TO GAAP INFORMATION
(in millions)

	Year Ended
	December 31,
	2007	2006

Total debt (GAAP)	$7,928	$7,773
Adjustments:
Cash and short-term investments	(1,736)	(1,266)
Market value of Chevron Corporation common stock	(1,324)	(1,043)

Net Debt (Non-GAAP)	$4,868	$5,464

Total debt	$7,928	$7,773
Stockholders’ equity	22,006	17,442

Total Capitalization (GAAP)	$29,934	$25,215

Net debt	$4,868	$5,464

Stockholders’ equity	22,006	17,442

Adjusted Capitalization (Non-GAAP)	$26,874	$22,906

DEVON ENERGY CORPORATION
FINANCIAL AND OPERATIONAL INFORMATION
Drill-bit capital is defined as costs incurred less proved acquisition costs, unproved acquisition costs resulting from business combinations and other significant similar transactions, and the net difference of accrued future asset retirement costs less actual cash retirement expenditures. Drill-bit capital is a non-GAAP measure. Devon believes drill-bit capital is relevant because it provides additional insight into costs associated with current year drilling, facilities and unproved acreage acquisitions unrelated to business combinations and other significant similar transactions. It should be noted that the actual costs of reserves added through Devon’s drilling program will differ, sometimes significantly, from the direct comparison of capital spent and reserves added in any given period due to the timing of capital expenditures and reserve bookings. Certain securities analysts also use this methodology to measure Devon’s performance.
RECONCILIATION TO GAAP INFORMATION
(in millions)

	Total		Total U.S.
	Year Ended December 31,		Year Ended December 31,
	2007	2006	2007	2006

Costs Incurred (GAAP)	$6,101	$7,510	$4,270	$5,537

Less:
Proved acquisition costs	10	1,113	3	1,066
Unproved portion of Chief acquisition	(13)	1,185	(13)	1,185
Accrued asset retirement costs	365	236	223	78
Plus: Actual retirement expenditures	73	59	48	41

Drill-bit capital (Non-GAAP)	$5,812	$5,035	$4,105	$3,249

	U.S. Onshore		U.S. Offshore
	Year Ended December 31,		Year Ended December 31,
	2007	2006	2007	2006

Costs Incurred (GAAP)	$3,458	$4,856	$812	$681

Less:
Proved acquisition costs	3	1,066	—	—
Unproved portion of Chief acquisition	(13)	1,185	—	—
Accrued asset retirement costs	96	36	127	42
Plus: Actual retirement expenditures	10	6	38	35

Drill-bit capital (Non-GAAP)	$3,382	$2,575	$723	$674

	Canada		International
	Year Ended December 31,		Year Ended December 31,
	2007	2006	2007	2006

Costs Incurred (GAAP)	$1,365	$1,554	$466	$419

Less:
Proved acquisition costs	7	23	—	24
Unproved portion of Chief acquisition	—	—	—	—
Accrued asset retirement costs	129	107	13	51
Plus: Actual retirement expenditures	25	18	—	—

Drill-bit capital (Non-GAAP)	$1,254	$1,442	$453	$344